As filed with the Securities and Exchange Commission on June 1, 2020
Registration No. [•]-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.
(Exact name of registrant as specified in its charter)
Delaware	16-1725106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alexander M. Dye, Esq.
Laura L. Delanoy, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the selling stockholder.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
FNF Common Stock, $0.0001 par value per share	7,241,200(2)	$29.30(3)	$212,167,160(3)	$27,539.30(4)

(1)
This registration statement covers 6,755,078 shares of common stock of Fidelity National Financial, Inc. (the “Registrant”) that may be offered, sold, distributed or otherwise transferred from time to time by the selling stockholder named herein and 486,122 shares of common stock of the Registrant issuable upon the exercise of Company Warrants (as defined below).

(2)
Includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is based on a per share price of $29.30, the average high and low prices of FNF’s common stock on May 26, 2020 as reported on the New York Stock Exchange.

(4)
Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $129.80 per $1 million of the proposed maximum aggregate offering price.

PROSPECTUS
7,241,200 Shares
FIDELITY NATIONAL FINANCIAL, INC.
7,241,200 Shares of Common Stock

The selling stockholders named in this prospectus may offer and sell from time to time up to 6,755,078 shares of our common stock. The shares of our common stock that may be offered by the selling stockholders using this prospectus were issued to the selling stockholders in connection with our acquisition of FGL Holdings (“FGL”) on June 1, 2020. This prospectus also relates to up to 486,122 shares of our common stock issuable upon the exercise of warrants (each such warrant, a “Company Warrant”) to purchase FGL ordinary shares (“FGL Ordinary Shares”) that upon the closing of the acquisition of FGL were converted into the right to purchase and receive upon exercise $8.18 in cash and 0.0883 shares of our common stock.
Other than the shares issuable upon the exercise of the Company Warrants and the proceeds from the exercise of the Company Warrants whose underlying common stock are covered by this prospectus, we are not selling any common stock under this prospectus and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.
Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares or that any of the Company Warrants will be exercised. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 8.
Our common stock currently trades on the New York Stock Exchange (“NYSE”) under the symbol “FNF.” On May 29, 2020, the last reported sale price of our common stock on the NYSE was $31.90 per share.
Investing in our common stock involves risks. Please carefully consider the “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 1, 2020.

In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it a solicitation of any vote of approval, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.
We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.
Market data used throughout this prospectus and the documents incorporated in this prospectus by reference, including information relating to our relative position in the industries in which we conduct our business, is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus or in our other documents or in oral presentations or other statements made by our management that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, future financial and operating results of the Company. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:
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changes in general economic, business, and political conditions, including changes in the financial markets;

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the severity of our title insurance claims;

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downgrade of our credit rating by rating agencies;

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adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy;

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compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

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regulatory investigations of the title insurance industry;

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loss of key personnel that could negatively affect our financial results and impair our operating abilities;

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our business concentration in the States of California and Texas are the source of approximately 14.3% and 13.8%, respectively, of our title insurance premiums;

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our potential inability to find suitable acquisition candidates, as well as the risks associated with acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties integrating acquisitions;

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our dependence on distributions from our title insurance underwriters as our main source of cash flow;

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competition from other title insurance companies;

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the possibility that FGL or FNF may be adversely affected by other economic, business, and/or competitive factors, as well as the impact on the business, operations, results of operations and trading prices of the shares of FGL and FNF arising out of the COVID-19 outbreak; and;

•
other risks detailed in “Risk Factors” below and elsewhere in this document and in our other filings with the SEC.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.
Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and the documents incorporated by reference herein under the heading “Risk Factors” could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them.

SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” and our audited financial statements and the notes to those financial statements which are incorporated by reference in this prospectus.
References in this prospectus to “FNF,” “we,” “us,” “our,” and the “Company” refer to Fidelity National Financial, Inc., a company incorporated in Delaware, and its subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.
The Company
Overview
We are a leading provider of (i) title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty products and (ii) transaction services to the real estate and mortgage industries. FNF is one of the nation’s largest title insurance companies operating through its title insurance underwriters — Fidelity National Title Insurance Company (“FNTIC”), Chicago Title Insurance Company (“Chicago Title”), Commonwealth Land Title Insurance Company (“Commonwealth Land Title”), Alamo Title Insurance and National Title Insurance of New York Inc. — which collectively issue more title insurance policies than any other title company in the United States. Through our subsidiary ServiceLink Holdings, LLC (“ServiceLink”), we provide mortgage transaction services including title-related services and facilitation of production and management of mortgage loans.
As of December 31, 2019, we had the following reporting segments:
•
Title. This segment consists of the operations of our title insurance underwriters and related businesses which provide title insurance and escrow and other title-related services including trust activities, trustee sales guarantees, and home warranty products. This segment also includes our transaction services business, which includes other title-related services used in the production and management of mortgage loans, including mortgage loans that experience default.

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Corporate and Other. This segment consists of the operations of the parent holding company, our real estate technology subsidiaries, other smaller, non-title businesses and certain unallocated corporate overhead expenses and eliminations of revenues and expenses between it and our Title segment.

Recent Developments
Acquisition of FGL
On June 1, 2020, we completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2020 and as amended on April 24, 2020, by and among FGL Holdings, a Cayman Islands exempted company (“FGL”), FNF, F I Corp., a Cayman Islands exempted company, and F II Corp., a Cayman Islands exempted company. Upon the consummation of the transactions contemplated in the Merger Agreement (the “Mergers”), FGL and its subsidiaries became wholly owned subsidiaries of FNF. As a result of the Mergers, we issued approximately 27 million shares of our common stock and paid approximately $1.8 billion in cash consideration.
Upon the consummation of the Mergers, each Company Warrant to purchase FGL ordinary shares (“FGL Ordinary Shares”) was converted into the right to purchase and receive upon exercise $8.18 in cash and 0.0883 shares of our common stock. In accordance with the Warrant Agreement, dated as of May 19, 2016, between Continental Stock Transfer & Trust Company and CF Corporation (the “Warrant Agreement”) pursuant to which the Company Warrants were issued, if the registered holder of the Company Warrant properly exercises the Company Warrant within thirty days following the closing of the Mergers, the warrant exercise price will be reduced to $7.68, which represents a reduction in the warrant exercise price of $11.50 by an amount equal to the difference of (i) $11.50 (the warrant exercise price in effect prior to such reduction) minus (ii) (A) $9.40, the volume weighted average price of the FGL Ordinary Shares as reported during the 10 trading-day period ending on the trading day prior to the closing of the Mergers minus (B) $1.72, the Black-Scholes Warrant Value of the Company Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Company Warrants when an extraordinary transaction occurs during the exercise period of the Company Warrants pursuant to which the holders of the Company Warrants otherwise do not receive the full potential value of the Company Warrants.
Principal Executive Offices
Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida and our telephone number is (904) 854-8100. Our website is located at www.fnf.com. The information on our website is not part of this prospectus.
The Offering
The selling stockholders named in this prospectus may offer and sell up to 6,755,078 shares of our common stock. This prospectus also relates to up to 486,122 shares of our common stock issuable upon the exercise of Company Warrants.
Our common stock is listed on the NYSE under the symbol “FNF.” Other than the shares issuable upon the exercise of the Company Warrants and the proceeds from the exercise of the Company Warrants whose underlying common stock are covered by this prospectus, we will not receive any of the proceeds of sales of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered, we are referring to (i) the shares of our common stock that were issued in the Mergers to FNTIC, Chicago Title and Commonwealth Land Title, each of which is a wholly owned subsidiary of FNF and (ii) the shares of our common stock issuable upon the exercise of the Company Warrants.

RISK FACTORS
An investment in our common stock involves risks. Before making a decision to purchase shares of our common stock offered by the selling stockholders, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, our most recent Quarterly Report on Form 10-Q, for the quarter ended March 31, 2020, filed with the SEC on April 28, 2020, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.”
USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus other than proceeds from the exercise of the Company Warrants. We may receive up to approximately $3.7 million in aggregate gross proceeds from the exercise of the Company Warrants, if the Company Warrants are exercised, based on the per share exercise price of the Company Warrants. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurances that any of the Company Warrants will be exercised.
DESCRIPTION OF SECURITIES
Warrants
Upon the consummation of the Mergers and in accordance with the Warrant Agreement pursuant to which the Company Warrants were issued, each Company Warrant was converted into the right to purchase and receive upon exercise $8.18 in cash and 0.0883 shares of our common stock, subject to any adjustments and restrictions as described above. Pursuant to the Warrant Agreement, a Company Warrant holder may exercise its Company Warrants only for a whole number of shares of our common stock. The Company Warrants will expire on November 30, 2022, at 5:00 p.m., New York City time, or earlier upon liquidation. In accordance with the Warrant Agreement, if the registered holder of the Company Warrant properly exercises the Company Warrant within thirty days following the closing of the Mergers, the warrant exercise price will be reduced to $7.68, which represents a reduction in the warrant exercise price of $11.50 by an amount equal to the difference of (i) $11.50 (the warrant exercise price in effect prior to such reduction) minus (ii) (A) $9.40, the volume weighted average price of the FGL Ordinary Shares as reported during the 10 trading-day period ending on the trading day prior to the closing of the Mergers minus (B) $1.72, the Black-Scholes Warrant Value of the Company Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Company Warrants when an extraordinary transaction occurs during the exercise period of the Company Warrants pursuant to which the holders of the Company Warrants otherwise do not receive the full potential value of the Company Warrants.
We will not be obligated to deliver any common stock pursuant to the exercise of a Company Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the Company Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Company Warrant will be exercisable and we will not be obligated to issue common stock upon exercise of a Company Warrant unless the common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Company Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Company Warrant, the holder of such Company Warrant will not be entitled to exercise such Company Warrant and such Company Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Company Warrant.
A holder of a Company Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Company Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the common stock issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Company Warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of   (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) the quotient of  (x) the price per share of common stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Company Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the Company Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Company Warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the Company Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Company Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any future merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s issued and outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Company Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Company Warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Company Warrants would have received if such holder had exercised their Company Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Company Warrant properly exercises the Company Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Company Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Company Warrants when an extraordinary transaction occurs during the exercise period of the Company Warrants pursuant to which the holders of the Company Warrants otherwise do not receive the full potential value of the Company Warrants.
The Company Warrants are subject to the Warrant Agreement. The Warrant Agreement provides that the terms of the Company Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public Company Warrants and forward purchase to make any change that adversely affects the interests of the registered holders, subject to certain exceptions. Holders should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Company Warrants. The foregoing description of the Company Warrants is qualified in its entirety by reference to the Warrant Agreement included hereto as Exhibit 4.1 and incorporated herein by reference.
The Company Warrants may be exercised upon surrender of the Company Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Company Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to FNF, for the number of Company Warrants being exercised. The Company Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Company Warrants and receive common stock. After the issuance of common stock upon exercise of the Company Warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the Company Warrants. If, upon exercise of the Company Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Company Warrant holder.
SELLING STOCKHOLDERS
The table below sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued to the selling stockholders in connection with our acquisition of FGL Holdings on June 1, 2020.
The following table sets forth information regarding the selling stockholders’ beneficial ownership of our common stock as of May 29, 2020 and as adjusted to reflect the sale of common stock being offered under this prospectus. The information relating to the number of shares owned by the selling stockholders is based on information provided by or on behalf of each of the selling stockholders. Each of the selling stockholders may offer all, some or none of the common stock. Because the selling stockholders may offer all or some portion of the common stock, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon consummation of any sales.
The information in the following table has been presented in accordance with SEC rules. Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares owned prior to any offering under this prospectus		Maximum number of shares being sold under this prospectus	Shares owned after the completion of the offering under this prospectus(1)
Selling Stockholders	Number	Percentage(2)		Number	Percentage(2)
Fidelity National Title Insurance Company(3)	1,700,574	0.57%	1,700,574	0	0%
Chicago Title Insurance Company(3)	3,724,506	1.24%	3,724,506	0	0%
Commonwealth Land Title Insurance Company(3)	1,329,998	0.44%	1,329,998	0	0%

(1)
Assumes that the selling stockholders sell, transfer, distribute or otherwise dispose of all the shares that it holds or are attributable to each of them covered hereby.

(2)
The percentages of beneficial ownership are based on 299,192,261 shares of our common stock outstanding as of June 1, 2020, after giving effect to the consummation of the Mergers, inclusive of the shares registered by the selling stockholders within the table above. For purposes of this table only, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)
The address of each of FNTIC, Chicago Title and Commonwealth Land Title is 601 Riverside Avenue, Jacksonville, Florida.

Voting Agreements
On February 7, 2020, we entered into Voting Agreements with FNTIC, Chicago Title, and Commonwealth Land Title (the “Voting Agreements”), pursuant to which, among other things, the signatories thereto generally agreed to vote in favor of the Merger Agreement, the Mergers and the other transactions contemplated thereby. The Voting Agreements and the obligations of the signatories thereto terminated upon the consummation of the Mergers.

PLAN OF DISTRIBUTION
The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may from time to time sell the shares of common stock hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
The shares of common stock hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
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on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or services or in the over-the-counter market;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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the delivery of shares of our common stock pursuant to the exercise of any options granted over shares of our common stock to any person or entity, including without limitation, to any officer, director, employee, affiliate or consultant of the selling stockholder or any of its affiliates;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange and distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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by pledge to secure debts and other obligations or on foreclosure of a pledge;

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through the settlement of short sales;

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a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

In connection with sales of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from its sale of the shares of common stock registered hereby will be the purchase price of the shares of common stock less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the NYSE.
In order to comply with the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The selling stockholders have acknowledged that they understand their respective obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby. The selling stockholders may determine not to sell any, or to sell less than all of, the shares of common stock described in this prospectus. In addition, the selling stockholders may, to the extent permitted by applicable law, sell, transfer, devise or gift these shares of common stock by other means not described in this prospectus. In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or which may otherwise be sold without registration under the Securities Act may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.
To the extent required, the specific shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.
We are also registering 486,122 shares of our common stock issuable upon the exercise of the Company Warrants. Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each Company Warrant outstanding immediately prior to the First Effective Time was automatically be converted into the right to purchase and receive upon exercise thereof, upon the basis and upon the terms and conditions specified in such Company Warrant and in lieu of the FGL Ordinary Shares purchasable and receivable upon the exercise of the rights represented thereby, the Merger Consideration that the holder of such Company Warrant would have received if such holder had exercised such Company Warrant immediately prior to the First Effective Time. If the registered holder of the Company Warrant properly exercises the Company Warrant within thirty days following public disclosure of the Closing of the Mergers, the warrant exercise price will be reduced as specified in the warrant agreement by an amount equal to the difference (but no event less than zero) of (i) the warrant exercise price in effect prior to such reduction minus (ii) (A) (x) if the consideration paid to holders of the FGL Ordinary Shares consists exclusively of cash, the amount of such cash per FGL Ordinary Share, and (y) in all other cases, the volume weighted average price of the FGL Ordinary Shares as reported during the 10 trading-day period ending on the trading day prior to the Effective Date (as defined in the Merger Agreement) of the Mergers minus (B) the Black-Scholes Warrant Value of the Company Warrant. The “Black-Scholes Warrant Value” means the value of a Company Warrant immediately prior to the consummation of the First Merger based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. The purpose of such exercise price reduction is to provide additional value to holders of the Company Warrants when an extraordinary transaction occurs during the exercise period of the Company Warrants pursuant to which the holders of the Company Warrants otherwise do not receive the full potential value of the Company Warrants.
We are not using an underwriter in connection with this offering.
LEGAL MATTERS
Certain legal matters with respect to the validity of the shares of common stock offered under this prospectus will be passed upon by Willkie Farr & Gallagher LLP.
EXPERTS
The consolidated financial statements and schedule of Fidelity National Financial, Inc. appearing in Fidelity National Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Fidelity National Financial, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fidelity National Financial, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including FNF, who file electronically with the SEC. The address of that site is www.sec.gov.
Investors may also consult our website for more information about us. Our website is www.fnf.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.
In addition, the SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities are sold (in each case excluding any portions of such documents that have been furnished and deemed not to be filed):
•
Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020;

•
Quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 28, 2020;

•
Definitive Proxy Statement for the 2020 Annual Meeting, filed with the SEC on April 23, 2020; and

•
Current Reports on Form 8-K, filed with the SEC on February 7, 2020, February 13, 2020, April 22, 2020 and May 7, 2020, May 28, 2020, May 29, 2020 and June 1, 2020.*

•
The description of the Registrant’s FNF Group shares in the Registrant’s Registration Statement on Form 8-A/A (File No. 1-32630), filed with the SEC on June 18, 2014, under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

*Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or we will provide you with copies of these documents, without charge, upon written or oral request to:
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
Attention: Corporate Secretary
In the event of conflicting information in this prospectus in comparison to any document incorporated by reference into this prospectus, or among documents incorporated by reference, the information in the latest filed document controls.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby. We will pay fees and expenses incurred by the selling stockholders incident to the registration of shares of our common stock, subject to certain limitations. All amounts are estimated except the SEC registration fee.
SEC registration fee		$27,539.30
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
As permitted by the DGCL, the registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•
for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•
under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•
for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the registrant’s certificate of incorporate and bylaws provide that:
•
the registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

•
the registrant may indemnify its other employees and agents to the fullest extent permitted by law, subject to very limited exceptions;

•
the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions;

•
the rights conferred in the certificate of incorporation or bylaws are not exclusive.

Item 16.
Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.
Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(c) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.
(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger, dated February 7, 2020, by and among FGL Holdings, Fidelity National Financial, Inc., F I Corp. and F II Corp. (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, dated February 7, 2020)
2.2	First Amendment to the Agreement and Plan of Merger, dated as of April 24, 2020, by and among Fidelity National Financial, Inc., F I Corp., F II Corp. and FGL Holdings (incorporated by reference to Exhibit 2.2 to the Registrant’s S-4 (Registration No. 333-237540), dated April 1, 2020 and amended on April 24, 2020)
3.1	Fourth Amended and Restated Bylaws of Fidelity National Financial, Inc., February 1, 2017 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated February 2, 2017)
3.2	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 13, 2018)
4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and CF Corporation (incorporated by reference to Exhibit 4.4 to FGL Holdings (f/k/a CF Corporation)’s Current Report on Form 8-K filed with the SEC on May 25, 2016).
5.1	Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereto).

*
To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on June 1, 2020.
Fidelity National Financial, Inc.
By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Michael L. Gravelle as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Raymond R. Quirk Raymond R. Quirk	Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2020
/s/ Anthony J. Park Anthony J. Park	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2020
/s/ William P. Foley William P. Foley	Director and Chairman of the Board	June 1, 2020
/s/ Douglas K. Ammerman Douglas K. Ammerman	Director	June 1, 2020
/s/ Thomas M. Hagerty Thomas M. Hagerty	Director	June 1, 2020
/s/ Daniel D. (Ron) Lane Daniel D. (Ron) Lane	Director	June 1, 2020

Signature	Title	Date
/s/ Richard N. Massey Richard N. Massey	Director	June 1, 2020
/s/ John D. Rood John D. Rood	Director	June 1, 2020
/s/ Peter O. Shea Peter O. Shea	Director	June 1, 2020
/s/ Cary H. Thompson Cary H. Thompson	Director	June 1, 2020
/s/ Heather H. Murren Heather H. Murren	Director	June 1, 2020

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Fidelity National Financial, Inc. for the registration of 7,241,200 shares of its common stock and to the incorporation by reference therein of our reports dated February 14, 2020, with respect to the consolidated financial statements and schedule of Fidelity National Financial, Inc., and the effectiveness of internal control over financial reporting of Fidelity National Financial, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Jacksonville, Florida
June 1, 2020

Exhibit 5.1
787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 1, 2020
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Corporate Secretary
Ladies and Gentlemen:
We have acted as counsel to Fidelity National Financial, Inc., a Delaware corporation, in connection with the preparation of the Registration Statement on Form S-3 (as may be amended from time to time, the “Registration Statement”) filed by the Company on June 1, 2020 with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of 6,755,078 shares (the “Selling Stockholder Shares”) of common stock, par value $0.0001 per share (“Common Stock”) by the selling stockholders named therein, and 486,122 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”).
In rendering this opinion, we have examined the Registration Statement, the Warrant Agreement, dated May 19, 2016 between Continental Stock Transfer & Trust Company and CF Corporation pursuant to which the warrants were issued, copies of the Fifth Amended and Restated Certificate of Incorporation of the Company, the Fourth Amended and Restated Bylaws of the Company, resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.
In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.
Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:
1.
The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.
The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

3.
The Warrant Shares, when duly issued in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York and the federal laws of the United States of America.
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Fidelity National Financial, Inc.
June 1, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.
Very truly yours,
/s/ Willkie Farr & Gallagher LLP
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